                                                                    EXHIBIT 4.28

(ALLIED CAPITAL LOGO)
                                                    1919 Pennsylvania Avenue, NW
                                                    Washington, DC 20006-3434

                                                    202-331-1112
                                                    202-659-2053 Fax
December 10, 2003


Mr. Joseph A. Czyzyk
President and CEO
Mercury Air Group, Inc.
5456 McConnell Avenue
Los Angeles, CA 90066

Dear Mr. Czyzyk:

      Mercury Air Group, Inc. (the "Seller"), Mercury Air Centers, Inc. (the "Company") and Allied Capital Corporation ("Allied") hereby agree to amend the Stock Purchase Agreement dated October 28, 2003 among the Seller, the Company and Allied (the "SPA") to reflect the following:

      1. Each reference to "December 31, 2003" in Sections 1.4(a), 5.2(a), 10.1(b) and 10.1(j) of the SPA shall be changed to "January 16, 2004."

      2. The reference to "45th day" in the second sentence of Section 9.1 of the SPA shall be changed to "62nd day."

      3. Each reference to "December 19, 2003" in Section 9.2(b) of the SPA shall be changed to "January 12, 2004."

      4. Each reference to "March 31, 2004" in Sections 1.4(a), 1.4(b), 10.1(b) and 10.1(i) of the SPA shall be changed to "April 16, 2004."

      5. Environmental Disclosure #10 (Anaheim) on the next to last page attached to Schedule 2.18(d) of the SPA shall be deleted in its entirety.

      Except as set forth herein, the SPA shall remain unchanged and in full force and effect.

      Please acknowledge your acceptance of the foregoing terms by executing a copy of this letter and returning it to Allied as soon as possible.

                                              Sincerely yours,

                                              ALLIED CAPITAL CORPORATION



                                              By:    /s/ Daniel L. Russell
                                                     ---------------------------
                                              Name:  Daniel L. Russell
                                                     ---------------------------
                                              Title: Principal
                                                     ---------------------------



                                                           www.alliedcapital.com

[ALLIED CAPITAL LOGO]                               1919 Pennsylvania Avenue, NW
                                                    Washington, DC 20006-3434

                                                    202-331-1112
                                                    202-659-2053 Fax

ACCEPTED AND AGREED AS OF THE DATE SET FORTH ABOVE:


MERCURY AIR GROUP, INC.


By:  /s/ Joseph A. Czyzyk
   ----------------------
Name: Joseph A. Czyzyk
     --------------------
Title: CEO
      -------------------


MERCURY AIR CENTERS, INC.

By:  /s/ Joseph A. Czyzyk
   ----------------------
Name: Joseph A. Czyzyk
     --------------------
Title: CEO
      -------------------


























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